      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 2004

                                                  REGISTRATION NO. 333-________

-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                              RETAIL VENTURES, INC.
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Ohio                                           20-0090238
   -------------------------------                        -------------------
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

  3241 Westerville Road, Columbus, Ohio                              43224
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


                       The Profit Sharing and 401(k) Plan
               (as Amended and Restated Effective January 1, 2000)
               ---------------------------------------------------
                            (Full title of the plan)

                                James A. McGrady
   Executive Vice President, Chief Financial Officer, Treasurer and Secretary
                              Retail Ventures, Inc.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (614) 471-4722
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Susan E. Brown, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                        52 East Gay Street, P.O. Box 1008
                            Columbus, Ohio 43216-1008
                                 (614) 464-6400
                         -------------------------------
                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
Title of                                    Proposed maximum
securities to be          Amount to be     offering price per    Proposed maximum aggregate       Amount of
registered (1)             registered           share (2)            offering price (2)       registration fee
-----------------------------------------------------------------------------------------------------------------
Common Shares, without      1,200,000          $6.825                   $8,190,000             $1,038
par value
-----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $6.825, which is the average of the high and low sales prices of the Common Shares as reported on The New York Stock Exchange on July 9, 2004.

                       Index Exhibit begins at Page II-12.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         Retail Ventures, Inc. (the "Company" or "Registrant") and The Profit Sharing and 401(k) Plan (the "Plan") hereby incorporate by reference into this Registration Statement the following documents filed by the Company and the Plan with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004;

         2. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2003;

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended May 1, 2004;

         4.       The Company's Current Report on Form 8-K filed on May 6, 2004;
                  and

         5.       The Company's Current Report on Form 8-K filed on June 7,
                  2004.

         Any definitive proxy statement or information statement filed pursuant to Section 14 of the Exchange Act, and all documents which may be filed by the Company or the Plan with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents.

         Additional information may be obtained about any of the documents incorporated by reference in this Registration Statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Registration Statement, without charge, by writing or phoning us at the following address and phone number: Retail Ventures, Inc., 3241 Westerville Road, Columbus, Ohio 43224, (614) 471-4722, Attn: James A. McGrady.

Item 4. Description of Securities.

         The following paragraphs provide a summary of the material attributes of the common shares of the Company. The following statements are brief summaries of the provisions of the Amended and Restated Articles of Incorporation of the Company (the "Articles") and the Amended and Restated Code of Regulations of the Company (the "Regulations"), and such statements are qualified in their entirety by reference to the Articles and Regulations and to applicable Ohio law.

Generally

         The authorized capital stock of the Company consists of 160,000,000 common shares, without par value. As of July 9, 2004, the Company had approximately 34,003,557 common shares issued and outstanding. The common shares are traded on the New York Stock Exchange under the symbol "RVI".

         Holders of the common shares are entitled to:

         o one vote for each common share held of record on all matters presented to a vote of shareholders, including the election of directors;

         o receive dividends pro rata on a per share basis, if and when declared by the Board of Directors from funds legally available therefor; and

         o share ratably in the Company's net assets, legally available to the shareholders in the event of the Company's liquidation, dissolution, or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment.

         Holders of the Company's common shares have no preemptive, subscription, redemption, conversion or cumulative voting rights. The Company's common shares are fully paid and non-assessable.

Voting Requirements

         The Articles of the Company provide that, notwithstanding any provision of the Ohio General Corporation Law requiring for any purpose the vote or consent of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Company, such action, unless otherwise expressly required, may be taken by the vote or consent of the holders of shares entitling them to exercise a majority of the voting power of the Company.

Anti-Takeover Effects of the Articles, Regulations and the Ohio General Corporation Law

         The following provisions in the Articles and Regulations of the Company could have the effect of discouraging potential takeover attempts and/or making attempts by shareholders to change the Company's Board of Directors and management more difficult:

         Removal of Directors. The Regulations of the Company provide that a director or directors may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least three-fourths of the outstanding shares of the Company entitled to vote on the election of directors at a meeting of shareholders called for that purpose, except that if the Board of Directors, by an affirmative vote of at least three-fourths (3/4) of the entire Board, recommends removal of a director to the shareholders, such removal may be effected by the affirmative vote of a majority of the outstanding shares of the Company.

         Nomination Procedures. The Regulations of the Company provide that nominees for election to the Board of Directors, other than those nominated by or at the direction of the Board of Directors, must be made in writing and delivered to or mailed and received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to any meeting of shareholders called for the purpose of electing directors. However, if less than 75 days' notice or public disclosure of the date of the meeting is given or made to shareholders, then the nomination must be received not later than the close of business on the fifteenth (15th) day following the day on which the meeting date was disclosed.

         The Company has expressly opted out of the following anti-takeover provisions of the Ohio General Corporation Law:

         Control Share Acquisition Act. Section 1701.831 of the Ohio Revised Code, known as the "Control Share Acquisition Act," provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person's acquisition of an issuer's shares that would entitle the acquirer to exercise or direct the exercise of the voting power of the issuer in the election of directors within any of the following ranges:

         o one-fifth or more but less than one-third of such voting power;

         o one-third or more but less than a majority of such voting power; or

         o        a majority or more of such voting power.

         The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. The Articles of the Company expressly state that none of the provisions of the Control Share Acquisition Act shall be applicable to the Company.

         Merger Moratorium Statute. If a person becomes the beneficial owner of 10% or more of an issuer's shares without the prior approval of its board of directors, Chapter 1704 of the Ohio Revised Code, known as the "Merger Moratorium Statute," prohibits the following transactions for at least three years if they involve both the issuer and either the acquirer or anyone affiliated or associated with the acquirer:

         o        the disposition or acquisition of any interest in assets;

         o mergers, consolidations, combinations and majority share acquisitions;

         o        voluntary dissolutions; and

         o the issuance or transfer of shares or any rights to acquire shares in excess of 5% of the outstanding shares.

         The prohibition imposed by Chapter 1704 continues indefinitely after the initial three-year period unless the transaction is approved by the holders of at least two-thirds of the voting power of the issuer or satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders.

         The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. The Articles of the Company expressly state that none of the provisions of Chapter 1704 of the Ohio Revised Code shall be applicable to the Company.

Transfer Agent

         National City Bank serves as the transfer agent for the Company's common shares.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article SEVENTH of the Registrant's First Amended and Restated Articles of Incorporation provides as follows:

         SEVENTH: Indemnification and Insurance

                  The Corporation shall indemnify any director, officer, incorporator, or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, incorporator or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of the directors, officers, or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, incorporators, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders;

                           (d) By the court of common pleas or the court in
                  which the action, suit, or proceeding referred to in division
                  (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and
                  convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation
                  concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions
         (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         In addition, the Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.

         The Registrant has also entered into indemnification agreements with its directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

                  See the Index to Exhibits attached hereto at page II-12.

Item 9.  Undertakings.

                  A. The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represent a fundamental
                                             change in the information set forth
                                             in the registration statement; and

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                           Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effect amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an annual report pursuant to Section 15(d) of the Exchange Act on behalf of The Profit Sharing and 401(k) Plan) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                         (signatures on following page)

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 13th day of July, 2004.

                                            RETAIL VENTURES, INC.

                                            By: /s/ James A. McGrady
                                               -------------------------------
                                               James A. McGrady
                                               Executive Vice President,
                                               Chief Financial Officer,
                                               Treasurer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                                Date
---------                                -----                                                ----
                *                        Chairman of the Board of Directors                   July 13, 2004
---------------------------------
Jay L. Schottenstein

                *                        President and Chief Executive Officer                July 13, 2004
---------------------------------        (Principal Executive Officer)
John C. Rossler

  /s/ James A. McGrady                   Executive Vice President, Chief Financial            July 13, 2004
---------------------------------        Officer, Treasurer and Secretary (Principal
James A. McGrady                         Financial Officer and Principal Accounting
                                         Officer)

                *                        Director                                             July 13, 2004
---------------------------------
Henry L. Aaron

                *                        Director                                             July 13, 2004
---------------------------------
Ari Deshe

                *                        Director                                             July 13, 2004
---------------------------------
Jon P. Diamond

                *                        Director                                             July 13, 2004
---------------------------------
Elizabeth M. Eveillard

                *                        Director                                             July 13, 2004
---------------------------------
Harvey L. Sonnenberg

                *                        Director                                             July 13, 2004
---------------------------------
James L. Weisman


*By James A. McGrady pursuant to Powers of Attorney executed by the directors and executive officers listed above and filed as exhibits to this Registration Statement.

/s/ James A. McGrady
---------------------------------
James A. McGrady
Attorney-In-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio on the 13th day of July, 2004.


                                          THE PROFIT SHARING AND 401(K) PLAN
                                          (AS AMENDED AND RESTATED EFFECTIVE
                                          JANUARY 1, 2000)


                                          By: /s/ George Dailey
                                              ---------------------------------

                                          Name:  George Dailey
                                                -------------------------------

                                          Title:    Plan Administrator
                                                 ------------------------------

                                INDEX TO EXHIBITS


Exhibit
Number     Description                                           Location
-------    -----------                                           --------
4(a)       Amended and Restated Articles of                      Incorporated herein by reference to
           Incorporation of the Registrant                       Exhibit 3(a) to the Registrant's
                                                                 Current Report on Form 8-K (file no.
                                                                 1-10767) filed on October 8, 2003.

4(b)       Amended and Restated Code of Regulations              Incorporated herein by reference to
           of the Registrant                                     Exhibit 3(b) to the Registrant's
                                                                 Current Report on Form 8-K (file no.
                                                                 1-10767) filed on October 8, 2003.

10(a)      Form of Indemnification Agreement, dated 1991,        Incorporated by reference to Exhibit
           between the Company and its directors and             10.7 to Amendment No. 1 to Form
           executive officers                                    S-1 Registration Statement (file no.
                                                                 33-40214) filed June 6, 1991.

10(b)      Form of Indemnification Agreement between the         Included herewith.
           Company and its directors and executive officers

23         Consent of Independent Registered Public              Included herewith.
           Accounting Firm

24         Powers of Attorney                                    Included herewith.
